Exhibit 99.1

Norman Cay Development Signs Letter of Intent to Fund $1,250,000 in Exploration and Development at Edum Banso Gold Project in Ghana

Press Release: Norman Cay Development, Inc. – Tue, Jan 17, 2012 9:00 AM EST

STEVENSVILLE, Mich.--(BUSINESS WIRE)-- Norman Cay Development, Inc. (OTCBB: NCDL.OB - News) is pleased to announce that its wholly-owned subsidiary, Discovery Gold Ghana Limited (“Discovery Gold”) has entered into an agreement with North Springs Resources Corp. (OTCBB: NSRS.OB - News) (“North Springs”) to fund a total of $1,250,000 of exploration and development at the Edum Banso Gold Project in Ghana, Africa.

The Letter of Intent (“LOI”) calls for North Springs to acquire a ten percent (10%) working interest in the Edum Banso Gold Project by providing a total of $1,250,000 in funding to Discovery Gold.  Under terms of the LOI, North Springs will advance $150,000 to Discovery Gold within ten (10) days and make an additional payment of $100,000 within thirty (30) days.  North Springs will also fund a multi-phase $1,000,000 work commitment in 2012.

“The funding and partnership with North Springs will allow us to move the Edum Banso Gold Project forward immediately at an attractive valuation without diluting our current share structure,” said Dean Huge, CFO of Norman Cay Development.  "We are very excited to be on track to start the next stages of exploration and development at the property and plan to utilize these funds to better outline the extent of the known gold mineralization and its relationship to Golden Star’s Father Brown/Adoikrom open-pit mines located directly to the southeast."

The proposed transaction remains subject to, among other things, successful completion of due diligence and all the parties entering into a definitive agreement.  There can be no assurance that the transaction will be completed as proposed or at all.  If and when a definitive agreement is memorialized, additional details regarding this transaction will be forthcoming.

About Norman Cay Development

Norman Cay Development, Inc. is an emerging U.S. based mining company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development projects.  The Company’s wholly-owned subsidiary, Discovery Gold Ghana Limited, holds an exclusive option with rights to explore and develop the Edum Banso Gold Project within the historic Ashanti Gold Belt in Ghana.

About North Springs Resources

North Springs Resources Corp. is focused on the evaluation, acquisition, exploration, and development of mineral resource properties.  The Company is led by a skilled and experienced management team and independent consulting geologists with many years of experience.  North Springs is committed to creating value for its shareholders by advancing its current holdings and by acquiring new properties with significant potential.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions.  Norman Cay Development, Inc. (the “Company”) bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties.  The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

Contact:

For further information regarding Norman Cay Development, Inc.:

LiveCall Investor Relations

Gerry Belanger, 855-490-9700

E-mail: NCDL@livecallir.com